Exhibit 4.1

Number 1 7.00% FIXED-RATE RESET SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK	17,000,000 Shares 7.00% FIXED-RATE RESET SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

New Residential Investment Corp. A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 64828T 706

ISIN US64828T7063

This Certifies that	CEDE & CO.

is the record holder of	SEVENTEEN MILLION

FULLY PAID AND NON-ASSESSABLE SHARES 7.00% FIXED-RATE RESET SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE PER SHARE, OF

New Residential Investment Corp.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

SECRETARY	CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
Brooklyn, NY

By:
AUTHORIZED SIGNATURE

[SEAL]

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THE SHARES OF THE CORPORATION’S 7.00% FIXED-RATE RESET SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK (THE “PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER (AS EACH SUCH CAPITALIZED TERM IS DEFINED IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE -CERTIFICATE OF INCORPORATION”)) FOR PURPOSES OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CERTIFICATE OF INCORPORATION (I) NO PERSON (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK (THE “COMMON STOCK”) IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE TOTAL OUTSTANDING SHARES OF COMMON STOCK, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION), IN WHICH CASE THE EXCEPTED HOLDER LIMIT (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) SHALL BE APPLICABLE: (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION’S STOCK (THE “CAPITAL STOCK”) IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER, IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE: (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING CLOSELY HELD UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT., AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BENG OWNED BY FEWER THAN 100 PERSONS. OWNERSHIP OF THE PREFERRED STOCK WILL BE COUNTED AS COMMON STOCK (ON AN AS-CONVERTED BASIS), IN ADDITION TO BEING COUNTED AS CAPITAL STOCK. FOR PURPOSES OF SUCH LIMITATIONS, ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS, OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE ABOVE RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF PREFERRED STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUST (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IN ADDITION, THE BOARD OF DIRECTORS SHALL TAKE SUCH ACTION AS IT DEEMS ADVISABLE TO REFUSE TO GIVE EFFECT TO OR PREVENT SUCH TRANSFER OR OTHER EVENT, INCLUDING, WITHOUT LIMITATION, CAUSING THE CORPORATION TO REDEEM SHARES OF CAPITAL STOCK: PROVIDED, HOWEVER, THAT ANY TRANSFER OR ATTEMPTED TRANSFER OR OTHER EVENT IN VIOLATION OF THE ABOVE RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER SHALL AUTOMATICALLY RESULT IN THE ABOVE TRANSFER TO THE TRUST AND, WHERE APPLICABLE, SUCH TRANSFER (OR OTHER EVENT) SHALL BE VOID AB INITIO AS PROVIDED ABOVE IRRESPECTIVE OF ANY ACTION (OR NON-ACTION) BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS MAY, PURSUANT THE CERTIFICATE OF INCORPORATION, INCREASE OR DECREASE THE PERCENTAGE OF PREFERRED STOCK OR CAPITAL STOCK THAT A PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN.

A COPY OF THE CERTIFICATE OF INCORPORATION, INCLUDING THE ABOVE RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST. STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

	UNIF GIFT MIN ACT		Custodian
TEN COM - as tenants in common		(Custodian)		(Minor)
TEN ENT - as tenants by the entireties		under Uniform Gifts to Minors Act of
JT TEN - as joint tenants with right of
survivorship and not as tenants in common Custodian		(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,	hereby sells, assigns and transfers unto

(Please Insert Social Security or other
Identifying Number of Assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ADDRESSEE

shares of the Preferred Stock represented by this Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated

X

X

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatsoever.